EXHIBIT 23.(a)
                       Independent Auditors' Consent


The Board of Directors
Florida Power Corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/KPMG Peat Marwick LLP


St. Petersburg, Florida
June 20, 1997